Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 3, 2016

to

INDENTURE

Dated as of August 8, 2013

by and among

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,

as Issuer

THE GUARANTORS PARTY HERETO,

as Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

$750,000,000 3.450% Senior Notes due 2026

i

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of November 3, 2016, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee entered into that certain Indenture dated as of August 8, 2013, as supplemented by the Second Supplemental Indenture, dated as of November 3, 2016, by and among the Company, the Guarantors and the Trustee (together, the “Original Indenture”) and as supplemented by this Supplemental Indenture (together with the Original Indenture, the “Indenture”), which provides for the issuance by the Company from time to time of Securities, in one or more series as provided therein;

WHEREAS, the Company has determined to issue a series of Securities as provided herein;

WHEREAS, Section 2.2 of the Original Indenture provides that certain terms and conditions for each series of Securities issued by the Company and guaranteed by the Guarantors thereunder may be set forth in an indenture supplemental to the Indenture;

WHEREAS, Section 9.1(h) of the Original Indenture provides for the Company, the Guarantors and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 2.2 of the Original Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings given them in the Original Indenture;

(b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c) The following terms shall have the indicated definitions and if the definition of any of the following terms differs from its respective definition set forth in the Indenture, the definition set forth herein shall control:

“Acceleration Event” has the meaning specified in Section 2.18(b)(i)(2).

“Attributable Debt” with regard to a Sale and Leaseback Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes then outstanding under the Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Board of Directors” means the Board of Directors of the Company.

“Capital Stock” means:

(a) in the case of a corporation, capital stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)

other than to the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s shares of Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Offer” has the meaning specified in Section 2.11.

“Change of Control Payment” has the meaning specified in Section 2.11.

“Change of Control Payment Date” has the meaning specified in Section 2.11.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the Notes, the Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date,

(1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

(b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, on the date of any determination, all assets minus:

(a) all applicable depreciation, amortization and other valuation reserves;

(b) all current liabilities, and

(c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles,

in each case as set forth on the most recently available consolidated balance sheet of the Company prepared in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who:

(a) was a member of the Board of Directors on the Issue Date; or

(b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“debt” means (without duplication), with respect to any Person, (1) all obligations of such Person, to the extent such obligations would appear as a liability on the consolidated balance sheet of such Person, in accordance with GAAP, (a) for money borrowed, (b) evidenced by bonds, debentures, notes or other similar instruments, (c) in respect of letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, and (d) that constitute capital lease obligations of such Person, and (2) all guarantees by such Person of debt of another Person.

“Definitive Note” means a certificated Initial Note or Exchange Note bearing, if required, the restricted securities legend set forth in Section 2.07(c).

“Depositary” means with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means the 3.450% Senior Notes due 2026 to be issued pursuant to this Supplemental Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

“Fitch” means Fitch Ratings Inc., and its successors.

“Faiveley” means Faiveley Transport S.A.

“Faiveley Family Share Purchase” means the acquisition of shares of Faiveley pursuant to the Share Purchase Agreement.

“FW” means FW Acquisition, LLC, a wholly owned subsidiary of the Company.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Guarantor” means, with respect to the Notes, each Person that executes this Supplemental Indenture as a guarantor and its respective successors and assigns and any other Person that executes a Notation of Guarantee in accordance with the provisions of the Indenture, in each case until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“incur” means, directly or indirectly, to issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition (by way of merger, consolidation or otherwise)), or otherwise become responsible for, contingently or otherwise.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC and the other several initial purchasers named in Schedule A to the Purchase Agreement.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Issue Date” means, with respect to the Notes to be initially authenticated and delivered pursuant to Section 2.02, November 3, 2016.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.

“lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention having substantially the same economic effect as any of these.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Net Proceeds” means, with respect to a Sale and Leaseback Transaction, the aggregate amount of cash or cash equivalents received by the Company or a Restricted Subsidiary, less the sum of all payments, fees, commissions and expenses incurred in connection with such Sale and Leaseback Transaction, and less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction in the taxable year that such Sale and Leaseback Transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Notes” has the meaning specified in Section 2.01.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Participating Broker-Dealer” has the meaning set forth in the applicable Registration Rights Agreement.

“Payment Default” has the meaning specified in Section 2.18(b)(i)(1).

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property owned or leased by the Company or any Restricted Subsidiary, whether owned on the date hereof or thereafter, that has a gross book value in excess of 1% of the Company’s Consolidated Net Tangible Assets. Any plant, warehouse, office building or parcel of real property, or portion thereof, which the Board of Directors determines by resolution is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole will not be Principal Property.

“Private Placement Legend” means the legend set forth in Section 2.07(c)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Purchase Agreement, dated October 31, 2016, among the Company, the Guarantors and the Initial Purchasers relating to the Initial Notes, or any similar agreement relating to any future sale of Initial Notes by the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that the Company shall give notice of such appointment to the Trustee.

“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are primary U.S. Government securities dealers); provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (2) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of November 3, 2016, among the Company, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the Initial Purchasers relating to the Initial Notes, or (ii) any similar agreement relating to any additional Initial Notes.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or any of its Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Purchase Agreement” means the definitive share purchase agreement relating to Faiveley, dated October 6, 2015, among .the Company, FW, Financière Faiveley S.A., Famille Faiveley Participations, a sociètè par actions simplièe, Mr. Francois Faiveley and Mr. Erwan Faiveley, as amended October 24, 2016.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and its successors.

“Special Mandatory Redemption Date” means the 20th Business Day following the earlier of the Special Mandatory Trigger Date and the date on which the Transaction Agreements are terminated.

“Special Mandatory Trigger Date” means June 1, 2017.

“Subsidiary” means any entity of which the Company, or the Company and one or more of its Subsidiaries, or any one or more of its Subsidiaries, directly or indirectly own more than 50% of the outstanding voting stock.

“Tender Offer Agreement” means the tender offer agreement relating to Faiveley, dated October 6, 2015, among the Company, FW and Faiveley, as amended October 24, 2016.

“Transaction Agreements” means, collectively, the Share Purchase Agreement and the Tender Offer Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.07(c) hereto.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Trigger Period” has the meaning assigned to such term in the definition of Change of Control Triggering Event.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary:

(1) the principal business of which consists of finance, banking, credit, leasing, insurance, financial services or other similar operations;

(2) substantially all the assets of which consist of the Capital Stock of a Subsidiary or Subsidiaries engaged in the operations referred to in the preceding clause; or

(3) designated as an Unrestricted Subsidiary by resolution of the Board of Directors and which, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Voting Stock” solely as used in the definition of the term “Change of Control,” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section:
“Agent Members”	2.05(b)
“Global Note”	2.05(a)
“Initial Notes”	2.01
“Notes”	2.01
“Regulation S”	2.05
“Regulation S Global Note”	2.05(a)
“Rule 144A”	2.05
“Rule 144A Global Note”	2.05(a)

ARTICLE 2

ESTABLISHMENT OF SECURITIES

The following provisions of this Article 2 are made pursuant to Section 2.2 of the Original Indenture in order to establish and set forth the terms of the series of Securities described in Section 2.01.

Section 2.01. Title of Securities.

There is hereby established a series of Securities designated the “3.450% Senior Notes due 2026” (the “Initial Notes,” and together with the Exchange Notes, the “Notes”).

Section 2.02. Aggregate Principal Amount of Notes.

There are initially to be authenticated and delivered $750,000,000 principal amount of the Notes. Such principal amount of the Notes may be increased from time to time pursuant to Section 2.2 of the Original Indenture.

All Notes of this series need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes of such series. Any such additional Notes will have the same ranking, interest rate, maturity date, redemption rights and other terms as the Notes initially issued. Any such additional Notes, together with the Notes initially issued, will constitute a single series of Securities under the Indenture; provided, however, that if such additional Notes are not fungible for U.S. federal income tax purposes with the originally issued Notes, such additional Notes shall be issued under a separate CUSIP number.

Nothing contained in this Section 2.02 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or the Guarantors or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.7, 2.8, 2.11 and 9.6 of the Original Indenture.

The Notes shall be in substantially the form of Exhibit A hereto. The form of the Trustee’s certificate of authentication for the Notes shall be in substantially the form set forth in the form of Note attached hereto. Each Note shall be dated the date of authentication thereof.

Section 2.03. Payment of Principal and Interest on the Notes.

The Notes will mature on November 15, 2026 and will bear interest at the rate of 3.450% per annum. Interest on the Notes will be payable semi-annually, in cash, in arrears on May 15 and November 15of each year, commencing on May 15, 2017, to the Holders thereof at the close of business on the immediately preceding May 1 and November 1 of each year. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-

day year of twelve 30-day months. If any interest payment date on the Notes is not a Business Day, the payment of interest will be made on the next succeeding Business Day and no additional interest will accrue.

Section 2.04. Denominations.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.05. Form and Dating.

The Initial Notes will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

(a) Global Notes. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) with the restricted securities legend set forth in Exhibit C to this Indenture, and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form with the global securities legend and the applicable restricted securities legend set forth in Section 2.07(c)(i) (the “Regulation S Global Note”) or with such other legends as may be appropriate. Except as set forth in this Section 2.05(a) and Section 2.07(b), beneficial ownership interest in a Regulation S Global Note will be exchangeable for interests in a Rule 144A Global Note or a Definitive Note in registered certificated form only after the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit C to this Indenture, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of the applicable Depositary or a nominee of the applicable Depositary, duly executed by the Company and authenticated by the Trustee or the Authentication Agent as provided in this Indenture. The Rule 144A Global Note and Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the applicable Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.05(b) shall apply only to a Global Note deposited with or on behalf of the applicable Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.05(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the applicable Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants, in the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.07 or 2.08, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

Section 2.06. Authentication.

The Trustee or Authentication Agent shall authenticate and deliver Notes in accordance with Section 2.3 of the Original Indenture.

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) if such Definitive Notes bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.07(c)(i).

(b) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the applicable Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Third Supplemental Indenture (other than the provisions set forth in Section 2.08), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.08 prior to the consummation of a Registered Exchange

Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.07 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(v) Restrictions on Transfer of Regulation S Global Notes.

(A) During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred (i) to the Company, (ii) in an offshore transaction in accordance with Rule 904 of Regulation S, (iii) to QIBs pursuant to Rule 144A who take delivery in the form of a beneficial interest in the Rule 144A Global Note or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and

(B) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in form reasonably satisfactory to the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(c) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE

HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY, OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,

CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

Each Definitive Note will also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to restricted legends on such Initial Note will cease to apply and an Initial Note in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Notes. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate, together with an Opinion of Counsel, to the Trustee instructing the Trustee to issue Notes without restricted legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which certain Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, Exchange Notes in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Notes (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver the Exchange Notes accompanied by an Officers’ Certificate, together with an Opinion of Counsel, to the Trustee instructing the Trustee to authenticate the Exchange Notes without restricted legends.

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation pursuant to its customary practice. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6 and 9.6 of the Original Indenture).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the delivery of a notice of redemption or an offer to repurchase Notes or 15 days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Exchange Offer.

(i) Upon the occurrence of a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.3 of the Original Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letter of Transmittal that (A) they are not Participating Broker-Dealers who acquired directly from the Company, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by

Persons that certify in the applicable Letter of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Initial Notes that remain outstanding after the consummation of a Registered Exchange Offer, and Exchange Notes issued in connection with a Registered Exchange Offer, shall be treated as a single class of securities under this Indenture.

Section 2.08. Definitive Notes

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.05 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.07 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 120 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing and the owner of a book-entry interest in the Notes requests such exchange in writing delivered through the Depositary or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.08 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.07(d), bear the restricted securities legend set forth in Section 2.07(c)(i).

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.08(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

Section 2.09. Optional Redemption.

(a) Prior to August 15, 2026, the Company may, at its option, redeem some or all of the Notes at any time or from time to time at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the applicable redemption date:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points.

On and after August 15, 2026, the Company may, at its option, redeem some or all of the Notes at any time or from time to time, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the applicable redemption date.

(b) The redemption prices of Notes to be redeemed will be calculated assuming a 360-day year of twelve 30-day months. Notice of redemption of the Notes will be given as provided in Section 3.3 of the Original Indenture. If the Company redeems less than all of the Notes, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate in accordance with the procedures of the Depository Trust Company.

Unless the Company defaults in the payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Section 2.10. Special Mandatory Redemption. The Company will be required to redeem the Notes, in whole, on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date if:

(a) the closing of the Faiveley Family Share Purchase has not occurred by 5:00 p.m. New York City time on the Special Mandatory Trigger Date; or

(b) the Transaction Agreements are terminated at any time prior to the Special Mandatory Trigger Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered Holders as of the close of business on the relevant record dates in accordance with the Notes and the Indenture. We will cause the notice of special mandatory redemption to be sent (or delivered in accordance with the procedures of DTC) to Holders, with a copy to the Trustee, within five business days after the occurrence of the event triggering the special mandatory redemption to each Holder at its registered address. If funds sufficient to pay the special mandatory redemption price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest.

Section 2.11. Offer to Repurchase Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as described in Section 2.09(a), each Holder of the Notes shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes as set forth in this Section 2.11 (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which a Change of Control Triggering Event occurs, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first-class mail, a notice to each Holder of Notes at its registered address, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes repurchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer the Holder’s Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

The Company shall not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Section 2.12. Additional Guarantees.

If, after the date of this Supplemental Indenture, any Subsidiary that is not already a Guarantor (including, without limitation, any Subsidiary acquired or created after the date of this Supplemental Indenture) guarantees any debt of either the Company or a Guarantor, then in either case that Subsidiary shall become a Guarantor by executing a supplemental indenture and delivering it to the Trustee within 15 Business Days of the date on which it guaranteed such debt.

Section 2.13. Sinking Fund.

The Notes shall not have the benefit of a sinking fund.

Section 2.14. Paying Agent.

The Trustee shall initially serve as Paying Agent with respect to the Notes, with the place of payment for all Notes initially being the Corporate Trust Office of the Trustee.

Section 2.15. Limitation on Liens.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur, suffer to exist or guarantee any debt secured by a lien on any Principal Property or on any shares of stock of (or other interests in) any Restricted Subsidiary (in each case, whether now owned or hereafter acquired) without making effective provision that the Notes shall be secured equally and ratably with (or prior to) such secured debt, for so long as such secured debt will be so secured.

(b) The restriction set forth in paragraph (a) above shall not apply to debt secured by:

(i) liens existing prior to the Issue Date;

(ii) liens on property of, shares of stock of (or other interests in) or debt of any entity existing at the time such entity becomes a Restricted Subsidiary;

(iii) liens on property of, shares of stock of (or other interests in) or debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), provided that any such lien was in existence prior to the date of such acquisition, was not incurred in anticipation thereof and does not extend to any other property, (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or the costs of construction or improvement of such property or (c) to secure any debt incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 180 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such property or shares (or other interests) or the costs of construction thereon;

(iv) liens in favor of the Company or any Restricted Subsidiary;

(v) liens in favor of, or required by contracts with, governmental entities; and

(vi) any extension, renewal or replacement of any lien referred to in any of the preceding clauses, provided that such extension, renewal or replacement lien will be limited to the same property that secured the lien so extended, renewed or replaced and will not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement.

(c) Notwithstanding the restrictions set forth in paragraph (a) above, the Company or any Restricted Subsidiary may incur, suffer to exist or guarantee any debt secured by a lien on any Principal Property or on any shares of stock of (or other interests in) any Restricted Subsidiary if, after giving effect thereto and together with the value of Attributable Debt outstanding pursuant to Section 2.16(c), the aggregate amount of such debt does not exceed 10% of the Company’s Consolidated Net Tangible Assets.

For purposes of this Section 2.15, an “acquisition” of property (including real, personal or intangible property or shares of Capital Stock or debt) shall include any transaction or series of transactions by which the Company or a Restricted Subsidiary acquires, directly or indirectly, an interest, or an additional interest (to the extent thereof), in such property, including an acquisition through merger or consolidation with, or an acquisition of an interest in, a Person owning an interest in such property.

This Section 2.15 has been included in this Supplemental Indenture expressly and solely for the benefit of the Notes.

Section 2.16. Limitation on Sale and Leaseback Transactions.

(a) The Company and its Restricted Subsidiaries shall not enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(i) the Company or such Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property involved in such Sale and Leaseback Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes pursuant to Section 2.15; or

(ii) the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Board of Directors) and the Company applies an amount equal to the net proceeds of such Sale and Leaseback Transaction within 180 days of such Sale and Leaseback Transaction to any (or a combination) of:

(A) the prepayment or retirement of the notes,

(B) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other debt of the Company or of a Restricted Subsidiary (other than debt that is subordinated to the Notes or debt owed to the Company or a Restricted Subsidiary) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond 12 months from its creation, or

(C) the purchase, construction, development, expansion or improvement of other comparable property.

(b) The restriction set forth in paragraph (a) above shall not apply to any Sale and Leaseback Transaction, and there shall be excluded from Attributable Debt in any computation described in this Section 2.16 or in Section 2.15(c), with respect to any such transaction:

(i) solely between the Company and a Restricted Subsidiary or solely between Restricted Subsidiaries; or

(ii) in which the applicable lease is for a term, including renewal rights, of not more than three years.

(c) Notwithstanding the restrictions set forth in paragraph (a) above, the Company will be permitted to enter into Sale and Leaseback Transactions otherwise prohibited by this Section 2.16, the Attributable Debt with respect to which, together with all debt outstanding pursuant to Section 2.15(c), without duplication, do not exceed 10% of Consolidated Net Tangible Assets measured at the closing date of the Sale and Leaseback Transaction.

This Section 2.16 has been included in this Supplemental Indenture expressly and solely for the benefit of the Notes.

Section 2.17. Defeasance.

The provisions of Section 8.1 of the Original Indenture, together with the other provisions of Article VIII of the Original Indenture, shall be applicable to the Notes. The provisions of Section 8.1(b) of the Original Indenture shall apply to the covenants set forth in Section 2.15 and 2.16 of this Supplemental Indenture and to those covenants specified in Section 8.1(b) of the Original Indenture.

Section 2.18. Events of Default.

(a) Solely with respect to the Notes, the first paragraph of Section 6.1 of the Original Indenture shall be amended as follows:

(i) Clause (d) shall be amended by replacing “90 days” with “60 days” therein.

(b) The term “Event of Default” as used in this Indenture with respect to the Notes shall include the following described event in addition to those set forth in Section 6.1 of the Original Indenture:

(i) default under any of the Company’s or its Restricted Subsidiaries’ debt, whether such debt currently exists or is incurred after the Issue Date, if that default:

(1) is caused by a failure to pay principal on such debt at its stated final maturity (after giving effect to any applicable grace periods provided in such debt) (a “Payment Default”); or

(2) results in the acceleration of such debt prior to its express maturity (an “Acceleration Event”),

and (i) in each case, the principal amount of any such debt, together with the principal amount of any other such debt under which there has been a Payment Default or an Acceleration Event, aggregates $50 million or more and (ii) in the case of a Payment Default, such debt is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

ARTICLE 3

GUARANTEES

Section 3.01. Release of Guarantees.

Section 9A.4(a) of the Indenture shall be amended by replacing that section of the Indenture with the following, but only with respect to the Notes:

(a) Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in this Section 9A.4. Provided that no Event of Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Guarantor pursuant to this Article IX-A shall be unconditionally released and discharged automatically:

(i) in connection any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(ii) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(iii) upon defeasance or satisfaction and discharge of the Notes as provided in Article VIII of the Indenture; or

at such time as such Guarantor ceases to guarantee debt, other than a discharge through payment thereon, of the Company or a Guarantor, other than any such debt the guarantee of which by the Guarantor will be released concurrently with the release of the Guarantor’s guarantee of the notes.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01. Recitals by Company.

The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 4.02. Application to Notes Only.

Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Original Indenture shall apply only to the Notes established hereby and not to any future series of Securities established under the Original Indenture.

Section 4.03. Benefits.

Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself of any benefit under any provision of the Original Indenture, the Notes or this Supplemental Indenture.

Section 4.04. Effective Date.

This Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 4.05. Ratification.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.

Section 4.06. Separability

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.07. Counterparts

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 4.08. GOVERNING LAW

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

Westinghouse Air Brake Technologies Corporation

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Senior Vice President and
Chief Financial Officer

[Company Signature Page to Third Supplemental Indenture]

Guarantors:

Barber Steel Foundry Corp.
Durox Company
G&B Specialties, Inc.
GBI USA Holdings, Inc.
Longwood Elastomers, Inc.
Longwood Industries, Inc.
Longwood International, Inc.
MotivePower, Inc.
Railroad Friction Products Corporation
RCL, L.L.C.
RFPC Holding Corp.
Ricon Corp.
Schaeffer Equipment, Inc.
Standard Car Truck Company
TransTech of South Carolina, Inc.
Turbonetics Holdings, Inc.
WABTEC Holding Corp.
WABTEC International, Inc.
WABTEC Railway Electronics, Inc.
WABTEC Railway Electronics Manufacturing, Inc.
Xorail, LLC
Xorail, Inc.
Young Touchstone Company

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Vice President, Finance of each of the above

Railroad Controls, L.P.

By: RCL, L.L.C., its General Partner

	By:	/s/ Patrick D. Dugan
Name: Patrick D. Dugan
Title: Vice President, Finance

[Guarantors Signature Page to Third Supplemental Indenture]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Trustee Signature Page to Third Supplemental Indenture]

Exhibit A

FORM OF

3.450% SENIOR NOTE DUE 2026

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[Restricted Notes Legend]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE

THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY, OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

$

3.450% SENIOR NOTE DUE 2026

No.	CUSIP No. [●]
ISIN No. [●]

Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns (the “Holder”), the principal sum of             ($             ) on November 15, 2026 (the “Stated Maturity”), and to pay interest thereon from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, or if no interest has been paid, from and including the Issue Date, semi-annually, in cash, in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing on May 15, 2017, at a rate of 3.45% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the preceding May 1 or November 1, as applicable (each, a “Regular Record Date”); provided that the interest payable at the Stated Maturity will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date falls on a day that is not a Business Day, the payment of the interest payable on such date

*	Insert in Global Securities.

will be made on the next Business Day, and no interest shall accrue on the amount of interest due on that Interest Payment Date for the period from and after such Interest Payment Date to the date of payment.

Payment of the principal of and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Note being made upon surrender of such Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the records maintained by the Registrar or the Company and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

Westinghouse Air Brake Technologies Corporation

By:
Name:
Title:

[Trustee’s Certificate of Authentication on Next Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Dated:	By:
Authorized Signatory

REVERSE OF SENIOR NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of August 8, 2013, as supplemented by a Second Supplemental Indenture dated as of November 3, 2016 (together, the “Original Indenture”) and a Third Supplemental Indenture dated as of November 3, 2016 (the “Supplemental Indenture,” the Original Indenture, as supplemented by the Supplemental Indenture and as further amended or supplemented from time to time, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors (as defined in the Indenture) and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

The Notes are redeemable, in whole or in part, at any time, in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable with the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Registrar or the Company in a place for payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Registrar or the Company.

No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT FORM

To assign this Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OR TRANSFER OF SECURITIES.

Wells Fargo Bank, National Association -DAPSREORG

MAC N9303-070

600 South 4th Street - 7th Floor

Minneapolis, MN 55415

Email: DAPSREORG@Wellsfargo.com

Fax:    (866) 969-1290

RE: WABTEC 3.450% Senior Notes due 2026

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	To the Company; or

(2)	☐	Pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	Outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	Pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933 or any other available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Dated:	(Insert name of Transferor)

By:
Name:
Title:

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 2.06 of the Supplemental Indenture, check this box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 2.06 of the Supplemental Indenture, state the principal amount (must be at least $2,000 and integral multiples of $1,000 in excess thereof): $

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

ANNEX A

PROPOSED TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)    ☐    a Book-Entry Interest held through DTC Account No.              , in the:

(i)    ☐    Rule 144A Global Note (CUSIP               , ISIN               ),

                Or

(ii)    ☐    Regulation S Global Note (CUSIP               , ISIN               );

2.	After the transfer the Transferee will hold:

[CHECK ONE]

(a)    ☐    a Book-Entry Interest held through DTC Account No.              , in the:

(i)    ☐    Rule 144A Global Note (CUSIP               , ISIN               ),

                Or

(ii)    ☐    Regulation S Global Note (CUSIP               , ISIN               );

ANNEX B

PROPOSED EXCHANGE

1.	The Transferor owns and proposes to exchange the following:

[CHECK ONE]

(a)    ☐    a Book-Entry Interest held through DTC Account No.              , in the:

(i)    ☐    Rule 144A Global Note (CUSIP               , ISIN               ),

                Or

(ii)    ☐    Regulation S Global Note (CUSIP               , ISIN               );

2.	After the Exchange the Owner will hold:

[CHECK ONE]

(a)    ☐    a Book-Entry Interest held through DTC Account No.              , in the:

(i)    ☐    Rule 144A Global Note (CUSIP               , ISIN               ),

                Or

(ii)    ☐    Regulation S Global Note (CUSIP               , ISIN               );

[FORM OF NOTATION RELATING TO GUARANTEE]

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of each Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX-A of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator. Each Holder of a Note by holding a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a Note by holding a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

BARBER STEEL FOUNDRY CORP.

DUROX COMPANY

G&B SPECIALTIES, INC.

GBI USA HOLDINGS, INC.

LONGWOOD ELASTOMERS, INC.

LONGWOOD INDUSTRIES, INC.

LONGWOOD INTERNATIONAL, INC.

MOTIVEPOWER, INC.

RAILROAD FRICTION PRODUCTS CORPORATION

RCL, L.L.C.

RFPC HOLDING CORP.

RICON CORP.

SCHAEFER EQUIPMENT, INC.

STANDARD CAR TRUCK COMPANY

TRANSTECH OF SOUTH CAROLINA, INC.

TURBONETICS HOLDINGS, INC.

WABTEC HOLDING CORP.

WABTEC INTERNATIONAL, INC.

WABTEC RAILWAY ELECTRONICS, INC.

WABTEC RAILWAY ELECTRONICS MANUFACTURING, INC.

XORAIL, LLC

XORAIL, INC.

YOUNG TOUCHSTONE COMPANY

By:

Name:

Title:

RAILROAD CONTROLS, L.P.

By: RCL, L.L.C., its General Partner

By:

Name:

Title: